EXHIBIT 23.2


                         Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Health Risk Management, Inc. 1999 Employee Stock Purchase Plan of our report dated August 27, 1999, with respect to the consolidated financial statements and schedule of Health Risk Management, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.





                                           /s/ Ernst & Young LLP



Minneapolis, Minnesota
September 30, 1999